Exhibit 99.1

Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054-1549

Intel Appoints George S. Davis as Executive Vice President

and Chief Financial Officer

SANTA CLARA, Calif., April 2, 2019 – Intel Corporation today announced the appointment of George S. Davis as executive vice president and chief financial officer (CFO), effective April 3. Davis will report to Intel CEO Bob Swan and oversee Intel’s global finance organization, including finance, accounting and reporting, tax, treasury, internal audit and investor relations. He will also oversee Intel’s information technology (IT) organization.

“I’m thrilled to be joining the Intel team,” Davis said. “With demand for the analysis, transmission and storage of data growing faster than ever, no company in the world is better positioned to capitalize on that opportunity than Intel. It’s an exciting time for Intel, and I’m looking forward to playing a role in the company’s transformation.”

“I know George is a world-class CFO, leader and team-builder,” said Bob Swan, Intel CEO. “He is a great addition to our leadership team and will help us execute our growth strategy in pursuit of the biggest, data-driven market opportunity Intel has ever had. Our owners can expect a continued disciplined approach to capital allocation and a relentless focus on creating stockholder value.”

Davis, 61, joins Intel from Qualcomm Inc., where he served as executive vice president and CFO since March 2013. At Qualcomm, Davis served on the company’s executive committee and was responsible for leading the global finance organization, IT and investor relations. Prior to Qualcomm, Davis served six years as CFO for Applied Materials, with responsibility for finance, IT, strategy and corporate development, as well as government relations.

He received his bachelor’s degree in economics and political science from Claremont McKenna College and his MBA from the University of California, Los Angeles.

About Intel

Intel (NASDAQ: INTC), a leader in the semiconductor industry, is shaping the data-centric future with computing and communications technology that is the foundation of the world’s innovations. The company’s engineering expertise is helping address the world’s greatest challenges as well as helping secure, power and connect billions of devices and the infrastructure of the smart, connected world - from the cloud to the network to the edge and everything in between. Find more information about Intel at newsroom.intel.com and intel.com.

Forward-Looking Statements

Statements in this press release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “will,” “would,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to total addressable market or market opportunity and anticipated trends in our businesses or the markets relevant to them, also identify forward-looking statements. All forward-looking statements included in this release are based on management’s expectations as of the date of this release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from the company’s expectations are set forth in Intel’s earnings release dated January 24, 2019, which is included as an exhibit to Intel’s Form 8-K furnished to the SEC on such date. Additional information regarding these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the company’s most recent reports on Forms 10-K and 10-Q. Copies of Intel’s Form 10-K, 10-Q and 8-K reports may be obtained by visiting our Investor Relations website at www.intc.com or the SEC’s website at www.sec.gov.

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CONTACTS:	Mark Henninger	Cara Walker
	Investor Relations	Media Relations
	+1 (408) 653-9944	+1 (503) 696-0831
	mark.h.henninger@intel.com	cara.walker@intel.com